Exhibit 15.3

06 April 2023

51Talk Online Education Group

24 Raffles Place #17-04 Clifford Centre

Singapore

Re:	Consent Letter – Form 20-F
Fiscal Year ended 31 December 2022
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Gentlemen:

We hereby consent to the reference to our firm under the heading “Item 4. Information on the Company—C. Organizational Structure—Contractual Arrangement with Our Subsidiaries in the Philippines and Its Shareholders” in the 51Talk Online Education Group’s annual report on Form 20-F for the fiscal year ended December 31, 2022, which will be filed by the Company on 6 April 2023 with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and further consent to the incorporation by reference of the summary of our opinions that appear in the annual report on Form 20-F into the registration statements on Form S-8 (File No. 333-213457) that was filed on September 2, 2016, Form S-8 (File No. 333-229055) that was filed on December 28, 2018, and Form F-3 (File No. 333-237575) that was filed on April 6, 2020. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

Very truly yours,

/s/ PADERNAL & PARAS LAW OFFICES
PADERNAL&PARAS LAW OFFICES